Third Point Re Announces Fourth Quarter 2020 Earnings Results

Net income of $134.4 million, or $1.43 per diluted common share, for the fourth quarter of 2020
Return on beginning shareholders’ equity of 9.4% for the fourth quarter of 2020

HAMILTON, Bermuda, February 23, 2021, Third Point Reinsurance Ltd. (“Third Point Re” or the “Company”) (NYSE:TPRE) today announced results for its fourth quarter ended December 31, 2020.
Earnings Summary
Third Point Re reported net income available to common shareholders of $134.4 million, or $1.43 per diluted common share, for the three months ended December 31, 2020, compared to net income available to common shareholders of $29.7 million, or $0.32 per diluted common share, for the three months ended December 31, 2019. For the year ended December 31, 2020, Third Point Re reported net income available to common shareholders of $143.5 million, or $1.53 per diluted common share, compared to net income available to common shareholders of $200.6 million, or $2.16 per diluted common share, for the year ended December 31, 2019.
“For the fourth quarter, we produced a return on equity of 9.4% driven by strong investment performance. Our diluted book value per share at the end of the quarter was $16.42. The combined ratio for the fourth quarter was 123.0%, which included $37.2 million, or 20.4 percentage points on the combined ratio related to prior year reserve development where we increased certain casualty reserves in response to our accumulated loss experience and the broader industry trends of social inflation. Our fourth quarter results also included $18.6 million attributable to catastrophe losses and the ongoing impacts of COVID-19, for a total impact of 10.2 percentage points on the combined ratio,” commented Dan Malloy, Chief Executive Officer. “Our previously announced merger with Sirius Group is expected to close on February 26 and we are looking forward to welcoming our new colleagues."
Sid Sankaran, Chairman of the Company commented, “While we are not satisfied with the underwriting results in 2020, with the exceptional talent, global footprint and robust balance sheet of the combined company, we will have a strong base for building an innovative, disciplined and sustainable business. We are aiming to enhance our existing relationships and improve the economics of our key lines of business, while looking at ways that we can grow intelligently and leverage technology to improve how we manage risk, use data and develop new strategic opportunities.”
Additional Information on Financial Results
The following table shows certain key financial metrics for the three and twelve months ended December 31, 2020 and 2019:

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	($ in millions, except for per share data and ratios)
Gross premiums written	$165.6	$134.2	$588.0	$631.8
Net premiums earned	$182.0	$198.4	$610.9	$700.1
Net underwriting loss (1)	$(41.9)	$(9.6)	$(63.2)	$(22.3)
Combined ratio (1)	123.0%	104.8%	110.3%	103.2%
Net investment return on investments managed by Third Point LLC	7.6%	2.4%	10.6%	12.8%
Net investment income	$204.8	$61.6	$278.9	$282.6
Net income available to Third Point Re common shareholders	$134.4	$29.7	$143.5	$200.6
Diluted earnings per share available to Third Point Re common shareholders	$1.43	$0.32	$1.53	$2.16
Change in diluted book value per share (2)	9.0%	1.9%	9.2%	15.9%
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders (2)	9.4%	2.1%	10.1%	16.7%
Net investments managed by Third Point LLC	$2,878.5	$2,590.1	$2,878.5	$2,590.1
(1)See the accompanying Segment Reporting for a calculation of net underwriting loss and combined ratio.
(2)Change in diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders are non-GAAP financial measures. There are no comparable GAAP measures. See the accompanying Reconciliation of Non-GAAP Measures and Key Performance Indicators for an explanation and calculation of diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders.

Property and Casualty Reinsurance Segment
Gross premiums written
Gross premiums written increased by $31.4 million, or 23.4%, to $165.6 million for the three months ended December 31, 2020 from $134.2 million for the three months ended December 31, 2019. The increase in gross premiums written was primarily due to $45.5 million of new casualty premium written in the period, including $19.0 million from Arcadian.
Gross premiums written decreased by $43.8 million, or 6.9%, to $588.0 million for the twelve months ended December 31, 2020 from $631.8 million for the twelve months ended December 31, 2019. The decrease in gross premiums written was primarily due to certain contracts that we did not renew, including certain contracts which no longer fit our underwriting criteria as a result of our shift in underwriting strategy. This decrease was partially offset by new contracts bound in the current year.
Net underwriting results
For the three months ended December 31, 2020, we incurred net catastrophe losses of $7.0 million, net of reinstatement premiums and profit commission adjustments, or 3.8 percentage points on the combined ratio, primarily related to Hurricane Delta and Hurricane Zeta, compared to $16.3 million in the three months ended December 31, 2019, or 8.2 percentage points on the combined ratio, primarily related to Typhoon Hagibis.
For the year ended December 31, 2020, we incurred net catastrophe losses of $36.6 million, net of reinstatement premiums and profit commission adjustments, or 6.0 percentage points on the combined ratio, related to Hurricane Laura and other 2020 catastrophes, compared to $29.0 million in the year ended December 31, 2019, or 4.1 percentage points on the combined ratio, primarily related to Hurricane Dorian, Typhoon Faxai and Typhoon Hagibis.
The COVID-19 outbreak is causing unprecedented social disruption, global economic volatility, reduced liquidity of capital markets and intervention by various governments around the world. For the three and twelve months ended December 31, 2020, we recognized net losses of $11.6 million and $46.7 million, respectively, net of additional premiums, or 6.4 and 7.6 percentage points, respectively, on the combined ratio, relating to COVID-19. These losses were driven primarily by event cancellation, property business interruption, and certain casualty and multi-line quota share contracts.
The economic impact of the ongoing pandemic will continue to create uncertainty around the ultimate scope of claims and potential for additional insurance losses. Our estimate is based on currently available information provided by cedents. These estimates include losses only related to our estimate of claims incurred as of December 31, 2020.
For the three and twelve months ended December 31, 2020, we recorded an increase in net underwriting loss of $37.2 million and $34.6 million, respectively, related to net adverse development of prior years’ loss reserves net of the related impact of acquisition costs. The adverse underwriting loss development is a result of accumulated loss experience and cedent reserving increases, indicating that underlying casualty loss trends are higher than initial pricing and reserving, consistent with the industry impact of social inflation. In addition, the current elevated level of uncertainty makes historical data less applicable for future projections, and has contributed to an increase in the estimate of ultimate losses on certain accounts.
For the three and twelve months ended December 31, 2019, we recorded a net $1.1 million and $5.4 million improvement in the net underwriting results, respectively, related to net favorable development of prior years’ loss reserves net of the related impact of acquisition costs.
Investments
The following is a summary of our total net investments managed by Third Point LLC as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019

	($ in thousands)
TP Fund	$1,055,618	$860,630
Collateral and other investment assets (1)	1,822,850	1,729,497
Total net investments managed by Third Point LLC	$2,878,468	$2,590,127
(1)Collateral assets primarily consist of fixed income securities such as U.S. Treasuries, money markets funds, and sovereign debt. Other investment assets primarily consist of U.S Treasuries, structured and corporate credit fixed income securities such as corporate bonds, asset-backed securities and bank debt.

The following is a summary of the net investment return for our total net investments managed by Third Point LLC for the three and twelve months ended December 31, 2020 and 2019:

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
TP Fund	21.5%	5.1%	22.7%	22.9%
Collateral and other investments	1.0%	1.1%	4.9%	2.3%
Net investment return on investments managed by Third Point LLC (1)	7.6%	2.4%	10.6%	12.8%
(1)Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment income for our total net investments managed by Third Point LLC for the three and twelve months ended December 31, 2020 and 2019:

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	($ in thousands)
TP Fund	$186,647	$42,029	$194,988	$249,626
Collateral and other investments (1)	18,027	18,450	83,301	30,902
Net investment income on investments managed by Third Point LLC (2)	$204,674	$60,479	$278,289	$280,528
(1)Includes foreign exchange gains of $10.0 million and $5.9 million in the three and twelve months ended December 31, 2020, respectively (2019 - $12.3 million and $6.4 million, respectively) resulting from the revaluation of foreign currency reinsurance collateral held in trust accounts. Non-U.S. dollar reinsurance assets, or balances held in trust accounts securing reinsurance liabilities generally offset reinsurance liabilities in the same non-U.S. dollar currencies resulting in minimal net exposure. As a result, the foreign exchange gains from the revaluation of foreign currency reinsurance collateral held in trust accounts are offset by corresponding foreign exchange losses from the revaluation of foreign currency loss and loss adjustment expense reserves.
(2)Refer to “Non-GAAP Financial Measures and Other Financial Metrics” for a description of the net investment return on investments managed by Third Point LLC.
The following is a summary of the net investment return by investment strategy on total net investments managed by Third Point LLC for the three and twelve months ended December 31, 2020 and 2019:

	Three months ended
	December 31, 2020			December 31, 2019
	Long	Short	Net	Long	Short	Net
Equity	7.8%	(3.0)%	4.8%	3.3%	(1.8)%	1.5%
Credit	1.4%	—%	1.4%	0.1%	—%	0.1%
Other	0.9%	0.5%	1.4%	0.7%	0.1%	0.8%
Net investment return on investments managed by Third Point LLC	10.1%	(2.5)%	7.6%	4.1%	(1.7)%	2.4%

	Twelve months ended
	December 31, 2020			December 31, 2019
	Long	Short	Net	Long	Short	Net
Equity	6.7%	(3.7)%	3.0%	16.6%	(6.1)%	10.5%
Credit	5.9%	(0.1)%	5.8%	1.1%	(0.5)%	0.6%
Other	1.3%	0.5%	1.8%	1.7%	—%	1.7%
Net investment return on investments managed by Third Point LLC	13.9%	(3.3)%	10.6%	19.4%	(6.6)%	12.8%

For the three months ended December 31, 2020, the net investment results were primarily attributable to long event/fundamental equities. Activist positions also performed strongly, helping offset losses earlier in the year in this category. The credit strategy contributed gains from both the corporate credit and structured credit portfolios. In the other strategy, gains were driven by private investments.

For the year ended December 31, 2020, the net investment results were primarily attributable to long event/fundamental equities, in particular a renewed focus on growth and technology positions. Short equity investments and hedges partially offset overall gains for the equity strategy. Investments in investment grade corporate credit and residential mortgage backed securities contributed strong performance in the credit strategy. The other strategy contributed modestly to net gains for the year due to private investments.
Sirius Merger
On August 6, 2020, Third Point Re, entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Sirius International Insurance Group, Ltd. (“Sirius”), a Bermuda exempted company limited by shares, and Yoga Merger Sub Limited (“Merger Sub”), a Bermuda exempted company limited by shares and wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Sirius (the “Merger”), with Sirius continuing as the surviving company in the Merger, as a wholly owned subsidiary of the Company. The Company is to be renamed SiriusPoint Ltd. following the Merger.
The total deal consideration was estimated at the time of announcement as $788.0 million, which comprises stock, cash, and other contingent value components.
We have received all required regulatory approvals, and we expect the Merger to close on February 26, 2021. Please refer to our Current Report on Form 8-K filed with the SEC on August 7, 2020, for additional description of the Merger and related transactions.
Conference Call Details
The Company will hold a conference call to discuss its fourth quarter 2020 results at 8:30 a.m. Eastern Time on February 24, 2021. The call will be webcast live over the Internet from the Company’s website at www.thirdpointre.bm under the “Investors” section. Participants should follow the instructions provided on the website to download and install any necessary audio applications. The conference call will also be available by dialing 1-877-407-0789 (domestic) or 1-201-689-8562 (international). Participants should ask for the Third Point Reinsurance Ltd. fourth quarter earnings conference call.
A replay of the live conference call will be available approximately two hours after the call. The replay will be available on the Company’s website or by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay passcode 13716402. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on March 3, 2021.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: results of operations fluctuate and may not be indicative of our prospects; a pandemic or other catastrophic event, such as the ongoing COVID-19 outbreak, may adversely impact our financial condition or results of operations; more established competitors; losses exceeding reserves; highly cyclical property and casualty reinsurance industry; losses from catastrophe exposure; downgrade, withdrawal of ratings or change in rating outlook by rating agencies; significant decrease in our capital or surplus; dependence on key executives; inability to service our indebtedness; limited cash flow and liquidity due to our indebtedness; inability to raise necessary funds to pay principal or interest on debt; potential lack of availability of capital in the future; credit risk associated with the use of reinsurance brokers; future strategic transactions such as acquisitions, dispositions, mergers or joint ventures; technology breaches or failures, including cyber-attacks; lack of control over Third Point Enhanced LP (“TP Fund”); lack of control over the allocation and performance of TP Fund’s investment portfolio; dependence on Third Point LLC to implement TP Fund’s investment strategy; limited ability to withdraw our capital accounts from TP Fund; decline in revenue due to poor performance of TP Fund’s investment portfolio; TP Fund’s investment strategy involves risks that are greater than those faced by competitors; termination by Third Point LLC of our or TP Fund’s investment management agreements; potential conflicts of interest with Third Point LLC; losses resulting from significant investment positions; credit risk associated with the default on obligations of counterparties; ineffective investment risk management systems; fluctuations in the market value of TP Fund’s investment portfolio; trading restrictions being placed on TP Fund’s investments; limited termination provisions in our investment management agreements; limited liquidity and lack of valuation data on certain TP Fund’s investments; fluctuations in market value of our fixed-income securities; U.S. and global economic downturns; specific characteristics of investments in mortgage-backed securities and other asset-backed securities, in securities of issues based outside the U.S., and in special situation or distressed companies; loss of key employees at Third Point LLC; Third Point LLC’s compensation arrangements may incentivize investments that are risky or speculative; increased regulation or scrutiny of alternative investment advisers affecting our reputation; suspension or revocation of our reinsurance licenses; potentially being deemed an investment company under U.S. federal securities law; failure of reinsurance subsidiaries to meet minimum capital and surplus requirements; changes in Bermuda or other law and regulation that may have an adverse impact on our operations; Third Point Re and/or Third Point Reinsurance Company Ltd. (“Third Point Re BDA”) potentially becoming subject to U.S. federal income taxation; potential characterization of Third Point Re and/or Third Point Re BDA as a passive foreign investment company; subjection of our affiliates to the base erosion and anti-abuse tax; potentially becoming subject to U.S. withholding and information reporting requirements under the Foreign Account Tax Compliance Act; risks associated with the failure to complete, or the failure to realize the expected benefits of the merger with Sirius International Insurance Group, Ltd.; Arcadian Risk Capital Ltd.’s ability to, and success at, writing the business indicated, its expansion plans and the Company’s ability to place quota share reinsurance on the portfolio; and other risks and factors listed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic and current disclosures filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Other Financial Metrics
In presenting Third Point Re’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including basic and diluted book value per share and return on beginning shareholders’ equity attributable to Third Point Re common shareholders, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.
About Third Point Re
Third Point Re is a Bermuda-headquartered holding Company listed on the New York Stock Exchange (TPRE). The Company underwrites Specialty, Property and Casualty business through its wholly-owned subsidiaries, Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd., which both have ‘A-’ (Excellent) financial strength ratings from AM Best. With offices in Bermuda, New Jersey and London, the Third Point Re companies specialize in finding innovative solutions for niche and complex risks.
Contact
Third Point Reinsurance Ltd.
Christopher S. Coleman - Chief Financial Officer
investorrelations@thirdpointre.bm
+1 441-542-3333

THIRD POINT REINSURANCE LTD.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 and December 31, 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	(Unaudited)	(Audited)
	December 31, 2020	December 31, 2019
Assets
Investment in related party investment fund, at fair value (cost - $891,850; 2019 - $891,850)	$1,055,618	$860,630
Debt securities, trading, at fair value (cost - $91,452; 2019 - $129,330)	101,311	125,071
Other investments, at fair value	4,000	4,000
Total investments	1,160,929	989,701
Cash and cash equivalents	525,991	639,415
Restricted cash and cash equivalents	1,187,948	1,014,543
Due from brokers	94,902	—
Interest and dividends receivable	909	2,178
Reinsurance balances receivable, net	559,388	596,120
Deferred acquisition costs, net	134,308	154,717
Unearned premiums ceded	27,659	16,945
Loss and loss adjustment expenses recoverable, net	14,375	5,520
Other assets	19,185	20,555
Total assets	$3,725,594	$3,439,694
Liabilities
Accounts payable and accrued expenses	$14,588	$17,816
Reinsurance balances payable	80,408	81,941
Deposit liabilities	152,961	172,259
Unearned premium reserves	472,948	524,768
Loss and loss adjustment expense reserves	1,310,068	1,111,692
Securities sold, not yet purchased, at fair value	11,990	—
Interest and dividends payable	3,078	3,055
Senior notes payable, net of deferred costs	114,267	114,089
Total liabilities	2,160,308	2,025,620
Commitments and contingent liabilities
Shareholders' equity
Preference shares (par value $0.10; authorized, 30,000,000; none issued)	—	—
Common shares (issued and outstanding: 95,582,733; 2019 - 94,225,498)	9,558	9,423
Additional paid-in capital	933,903	927,704
Retained earnings	620,464	476,947
Shareholders’ equity attributable to Third Point Re common shareholders	1,563,925	1,414,074
Noncontrolling interests	1,361	—
Total shareholders' equity	1,565,286	1,414,074
Total liabilities, noncontrolling interests and shareholders’ equity	$3,725,594	$3,439,694

THIRD POINT REINSURANCE LTD.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
For the three and twelve months ended December 31, 2020 and 2019
(expressed in thousands of U.S. dollars, except per share and share amounts)

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Revenues
Gross premiums written	$165,554	$134,230	$588,035	$631,846
Gross premiums ceded	(9,680)	(5,964)	(39,717)	(9,265)
Net premiums written	155,874	128,266	548,318	622,581
Change in net unearned premium reserves	26,141	70,126	62,534	77,561
Net premiums earned	182,015	198,392	610,852	700,142
Net investment income from investment in related party investment fund	186,647	42,029	194,988	249,626
Net realized and unrealized investment gains	14,694	12,637	69,248	15,337
Other net investment income	3,457	6,948	14,702	17,597
Net investment income	204,798	61,614	278,938	282,560
Total revenues	386,813	260,006	889,790	982,702
Expenses
Loss and loss adjustment expenses incurred, net	177,919	140,394	465,298	403,499
Acquisition costs, net	39,321	61,851	187,062	295,626
General and administrative expenses	16,508	12,744	61,442	53,763
Other expenses	4,163	3,625	10,573	16,619
Interest expense	2,068	2,074	8,230	8,228
Foreign exchange losses	8,348	10,298	5,219	3,635
Total expenses	248,327	230,986	737,824	781,370
Income before income tax (expense) benefit	138,486	29,020	151,966	201,332
Income tax (expense) benefit	(3,728)	718	(8,108)	(713)
Net income	134,758	29,738	143,858	200,619
Net income attributable to noncontrolling interests	(362)	—	(341)	—
Net income available to Third Point Re common shareholders	$134,396	$29,738	$143,517	$200,619
Earnings per share available to Third Point Re common shareholders
Basic earnings per share available to Third Point Re common shareholders	$1.43	$0.32	$1.54	$2.18
Diluted earnings per share available to Third Point Re common shareholders	$1.43	$0.32	$1.53	$2.16
Weighted average number of common shares used in the determination of earnings per share
Basic	92,638,978	91,989,469	92,510,090	91,835,990
Diluted	93,165,559	92,696,491	92,957,799	92,652,316

THIRD POINT REINSURANCE LTD.
SEGMENT REPORTING

	Three months ended December 31, 2020		Three months ended December 31, 2019
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$165,554	$165,554	$134,230	$134,230
Gross premiums ceded	(9,680)	(9,680)	(5,964)	(5,964)
Net premiums written	155,874	155,874	128,266	128,266
Change in net unearned premium reserves	26,141	26,141	70,126	70,126
Net premiums earned	182,015	182,015	198,392	198,392
Expenses
Loss and loss adjustment expenses incurred, net	177,919	177,919	140,394	140,394
Acquisition costs, net	39,321	39,321	61,851	61,851
General and administrative expenses	6,628	6,628	5,724	5,724
Total expenses	223,868	223,868	207,969	207,969
Net underwriting loss	$(41,853)	(41,853)	$(9,577)	(9,577)
Net investment income		204,798		61,614
Corporate expenses		(9,880)		(7,020)
Other expenses		(4,163)		(3,625)
Interest expense		(2,068)		(2,074)
Foreign exchange losses		(8,348)		(10,298)
Income tax (expense) benefit		(3,728)		718
Net income attributable to noncontrolling interests		(362)		—
Net income available to Third Point Re common shareholders		$134,396		$29,738
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	97.8%		70.7%
Acquisition cost ratio	21.6%		31.2%
Composite ratio	119.4%		101.9%
General and administrative expense ratio	3.6%		2.9%
Combined ratio	123.0%		104.8%

	Twelve months ended December 31, 2020		Twelve months ended December 31, 2019
	Property and Casualty Reinsurance	Total	Property and Casualty Reinsurance	Total
Revenues	($ in thousands)		($ in thousands)
Gross premiums written	$588,035	$588,035	$631,846	$631,846
Gross premiums ceded	(39,717)	(39,717)	(9,265)	(9,265)
Net premiums written	548,318	548,318	622,581	622,581
Change in net unearned premium reserves	62,534	62,534	77,561	77,561
Net premiums earned	610,852	610,852	700,142	700,142
Expenses
Loss and loss adjustment expenses incurred, net	465,298	465,298	403,499	403,499
Acquisition costs, net	187,062	187,062	295,626	295,626
General and administrative expenses	21,677	21,677	23,366	23,366
Total expenses	674,037	674,037	722,491	722,491
Net underwriting loss	$(63,185)	(63,185)	$(22,349)	(22,349)
Net investment income		278,938		282,560
Corporate expenses		(39,765)		(30,397)
Other expenses		(10,573)		(16,619)
Interest expense		(8,230)		(8,228)
Foreign exchange losses		(5,219)		(3,635)
Income tax expense		(8,108)		(713)
Net income attributable to noncontrolling interests		(341)		—
Net income available to Third Point Re common shareholders		$143,517		$200,619
Property and Casualty Reinsurance - Underwriting Ratios (1):
Loss ratio	76.2%		57.6%
Acquisition cost ratio	30.6%		42.2%
Composite ratio	106.8%		99.8%
General and administrative expense ratio	3.5%		3.4%
Combined ratio	110.3%		103.2%
(1) Underwriting ratios are calculated by dividing the related expense by net premiums earned.

THIRD POINT REINSURANCE LTD.
NON-GAAP MEASURES AND RECONCILIATIONS & KEY PERFORMANCE INDICATORS
Non-GAAP Measures
Basic Book Value per Share and Diluted Book Value per Share
Basic book value per share and diluted book value per share are non-GAAP financial measures and there are no comparable GAAP measures. Basic book value per share, as presented, is a non-GAAP financial measure and is calculated by dividing shareholders’ equity attributable to Third Point Re common shareholders by the number of common shares outstanding, excluding the total number of unvested restricted shares, at period end. Diluted book value per share, as presented, is a non-GAAP financial measure and is calculated using the treasury stock method. Under the treasury stock method, we assume that proceeds received from in-the-money options and/or warrants exercised are used to repurchase common shares in the market. For unvested restricted shares with a performance condition, we include the unvested restricted shares for which we consider vesting to be probable. Change in basic book value per share is calculated by taking the difference in basic book value per share for the periods presented divided by the beginning of period book value per share. Change in diluted book value per share is calculated by taking the difference in diluted book value per share for the periods presented divided by the beginning of period diluted book value per share. We believe that long-term growth in diluted book value per share is the most important measure of our financial performance because it allows our management and investors to track over time the value created by the retention of earnings. In addition, we believe this metric is used by investors because it provides a basis for comparison with other companies in our industry that also report a similar measure.

	December 31, 2020	December 31, 2019
Basic and diluted book value per share numerator:	($ in thousands, except share and per share amounts)
Shareholders’ equity attributable to Third Point Re common shareholders	$1,563,925	$1,414,074
Basic and diluted book value per share denominator:
Common shares outstanding	95,582,733	94,225,498
Unvested restricted shares	(2,933,993)	(2,231,296)
Basic book value per share denominator:	92,648,740	91,994,202
Effect of dilutive warrants issued to founders and an advisor (1)	—	172,756
Effect of dilutive stock options issued to directors and employees (1)	—	225,666
Effect of dilutive restricted shares issued to directors and employees	2,573,638	1,654,803
Diluted book value per share denominator	95,222,378	94,047,427

Basic book value per share	$16.88	$15.37
Diluted book value per share	$16.42	$15.04
(1)As of December 31, 2020, there was no dilution as a result of the Company’s share price being under the lowest exercise price for warrants and options.
Return on Beginning Shareholders’ Equity Attributable to Third Point Re Common Shareholders
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders, as presented, is a non-GAAP financial measure. Return on beginning shareholders’ equity attributable to Third Point Re common shareholders is calculated by dividing net income available to Third Point Re common shareholders by the beginning shareholders’ equity attributable to Third Point Re common shareholders. We believe that return on beginning shareholders’ equity attributable to Third Point Re common shareholders is an important measure because it assists our management and investors in evaluating the Company’s profitability.

	Three months ended		Twelve months ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
	($ in thousands)
Net income available to Third Point Re common shareholders	$134,396	$29,738	$143,517	$200,619
Shareholders’ equity attributable to Third Point Re common shareholders - beginning of period	$1,427,571	$1,383,580	$1,414,074	$1,204,574
Return on beginning shareholders’ equity attributable to Third Point Re common shareholders	9.4%	2.1%	10.1%	16.7%

Key Performance Indicator
Net Investment Return on Investments Managed by Third Point LLC
Net investment return represents the return on our net investments managed by Third Point LLC, net of fees. The net investment return on net investments managed by Third Point LLC is the percentage change in value of a dollar invested over the reporting period on our net investment assets managed by Third Point LLC. The net investment return reflects the combined results of our investments in TP Fund, collateral assets and certain other investment assets managed by Third Point LLC. Net investment return is the key indicator by which we measure the performance of Third Point LLC, our investment manager.